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                                                                     Exhibit 24

                                POWER OF ATTORNEY

The undersigned directors and/or officers of Earle M. Jorgensen Company (the "Company") hereby appoint Maurice S. Nelson, Jr. and William S. Johnson, and each of them severally, as their true and lawful attorneys-in-fact:

         (i) to execute, in their names and capacities as directors and/or officers of the Company, one or more registration statements, on the appropriate forms, and all exhibits, amendments and supplements thereto and any related documents, to register the notes to be exchanged for the unregistered notes of the Company authorized for issuance pursuant to resolutions adopted by the Company's Board of Directors on May 6, 2002, the exchange of the notes, and/or the resale of the unregistered notes, all as approved in such resolutions, and

         (ii) to file, in the name and on behalf of the Company, such registration statements, exhibits, amendments, supplements and documents with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

This Power of Attorney automatically ends as to each appointee upon the termination of his or her service with the Company.

   In witness whereof, the undersigned have executed this instrument on June   ,
2002.


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Maurice S. Nelson, Jr.


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William S. Johnson


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David M. Roderick


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Joseph S. Schuchert


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William A. Marquard


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Frank T. Nickell


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John Rutledge


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Earl L. Mason